UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2012

First Citizens Banc Corp

(Exact name of registrant as specified in its charter)

Ohio	0-25980	34-1558688
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 East Water Street, P.O. Box 5016, Sandusky, Ohio 44870

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (419) 625-4121

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

First Citizens Banc Corp is sending a letter to its shareholders regarding the payment of a fourth quarter dividend of $0.03 per share. Also announced were preliminary earnings for 2011 of $0.51 per share. The letter also discusses a number of issues that have had an impact on, and are expected to continue to impact, the Corporation. After mailing this letter to shareholders, management discovered a typographical error in the “Selected Income Statement Numbers and Comments” section. The line entitled “Net Income before Preferred Dividends” was incorrect. It should have shown $3,958,000 for 2011 and $(1,268,000) for 2010. A copy of the letter as mailed is attached hereto as Exhibit 99.

Item 9.01 Financial Statements and Exhibits

(a)	Exhibit 99 Letter to Shareholders dated February 1, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

First Citizens Banc Corp
(Registrant)

Date: February 1, 2012	/s/ James O. Miller
James O. Miller,
President & CEO